UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2016

STATE STREET CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	001-07511	04-2456637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Lincoln Street, Boston, Massachusetts	02111
(Address of principal executive offices)	(Zip Code)

617-786-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On May 13, 2016, State Street Corporation (the “Corporation”) executed an amendment to its Replacement Capital Covenant, dated as of April 30, 2007 (the “Replacement Capital Covenant”), which Replacement Capital Covenant is in favor of and for the benefit of the holders of the Corporation’s floating rate junior subordinated debentures due 2028 that underlie the floating rate capital securities of State Street Capital Trust I CUSIP No. 857476AA3 (the “Covered Debt”). The intent and effect of the amendment is to broaden the scope of the indebtedness of the Corporation and its subsidiaries that is eligible to succeed to the rights of the Covered Debt under the Replacement Capital Covenant (the “Eligible Debt”) and permit the Corporation to determine which series of Eligible Debt shall succeed to such rights under the circumstances provided in the Replacement Capital Covenant.

The foregoing description of the amendment to the Replacement Capital Covenant is qualified in its entirety by reference to the full text of such amendment and the form of Replacement Capital Covenant, which are attached as exhibits hereto.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Amendment to Replacement Capital Covenant, dated as of May 13, 2016.

99.2	Form of Replacement Capital Covenant of State Street Corporation (incorporated by reference to Exhibit 99.1 to the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 30, 2007).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

By:	/s/ Sean P. Newth
Name:	Sean P. Newth
Title:	Senior Vice President, Chief Accounting Officer and Controller

Date: May 13, 2016

Exhibit Index

Exhibit No.	Description

99.1	Amendment to Replacement Capital Covenant, dated as of May 13, 2016.

99.2	Form of Replacement Capital Covenant of State Street Corporation (incorporated by reference to Exhibit 99.1 to the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 30, 2007).